UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) May 8, 2006
                                                          ------------

                              LINKWELL CORPORATION
       -------------------------------------------- ---------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                 (State or Other Jurisdiction of Incorporation)


          000-24977                                 65-1053546
------------------------------      --------------------------------------
(Commission File Number)             (IRS Employer Identification No.)


No. 476 Hutai Branch Road, Baoshan District, Shanghai, China        200436
------------------------------------------------------------       ---------
(Address of Principal Executive Offices)                           (Zip Code)

                                 (86)21-56689332
                         ------------------------------
              (Registrant's Telephone Number, Including Area Code)


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

         On May 8, 2006 the Board of Directors of Linkwell Corporation determined that the company's financial statements for the fiscal year ended December 31, 2005 should no longer be relied upon. The Board of Directors has concluded that $333,675 reflected on the company's balance sheet at December 31, 2005 was improperly recorded as Deposit - Related party when it should have been included in accounts receivable - related parties. This error was related to the accounting for a transaction recorded in the fourth quarter of fiscal 2005 in which the company's subsidiary, Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang"), purchased a building from a related party, Shanghai Likang Pharmaceuticals Technology Company, Limited. Likang had previously leased approximately 21,500 square feet of manufacturing space from Shanghai Likang Pharmaceuticals Technology Company, Limited for approximately $11,500 annually. The purchase price of $333,675 for this building was paid by Likang through the reduction in accounts receivable due it by Shanghai Likang Pharmaceuticals Technology Company, Limited. Shanghai Likang Pharmaceuticals Technology Company, Limited distributes Likang's products to the commercial medical industry.

         Linkwell Corporation is restating its balance sheet at December 31, 2005 and consolidated statements of cash flow for the year ended December 31, 2005. The restatement will result in:

         Balance sheet:

         * An increase in accounts receivable - related parties of $335,675 from $538,695 to $872,370, which will have the effect of increasing current assets from $4,505,866 to $4,839,541, and

         * an elimination of Deposit-related party of $333,675 which was a long-term asset.

         These changes will increase Linkwell Corporation's working capital from $2,090,322 to $2,423,997, but will not change its total assets.

         Consolidated statement of cash flows

         * Net cash used in continuing operating activities will increase $667,350 from $268,228 to $935,578 which will reflect the increase in accounts receivable - related party,

         * Net cash used in investing activities will decrease by $333,675 from $579,268 to $245,593 and net cash provided by financing activities will increase $333,675 from $1,827,070 to $2,160,745 which will reflect the payment for the building as a reclassification of the reduction in accounts receivable - related party.

         The restatement will not result in any change to Linkwell Corporation's consolidated statement of operations for fiscal 2005 nor its consolidated statement of changes in stockholders' equity.

         Mr. Xuelian Bian, the CEO of Linkwell Corporation, has discussed these matters with Sherb & Co., LLP, the company's independent registered public accounting firm.

         Linkwell Corporation will file an amendment to its Annual Report on Form 10-KSB for the year ended December 31, 2005 as soon as practicable reflecting the restated financial statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                              LINKWELL CORPORATION



                         By:/s/ Xuelian Bian
                          ------------------------------------
                           Xuelian Bian, Chief Executive Officer


DATED:  May 9, 2006